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                                                                    EXHIBIT 99.1


                            SENSORMEDICS CORPORATION


           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- JUNE 28, 1996



   The undersigned, revoking all prior proxies, hereby appoints GEORGE D. HOLMES and PIERRE SICE, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all outstanding shares of common stock, no par value ("Common Stock"), Series A preferred stock, no par value ("Series A Preferred Stock"), and Series B preferred stock, no par value ("Series B Preferred Stock"), of SensorMedics Corporation (the "Company") as of the Record Date, June 14, 1996, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held at the Company, 22705 Savi Ranch Parkway, Yorba Linda, California, on Friday, June 28, 1996 at 9:00 a.m., Pacific Time, or at any adjournment thereof, upon such business as may properly come before the Special Meeting or any adjournment thereof including, without limiting such general authorization, the following proposals described in the accompanying proxy statement:



1. FOR / /    AGAINST / /    ABSTAIN / /  Approval of the Agreement and Plan of
                                          Merger, dated June 13, 1996, among the
                                          Company, SMC Acquisition Corp.
                                          ("Acquisition Corp.") and Thermo
                                          Electron Corporation ("Thermo")
                                          providing, among other things, for the
                                          merger of Acquisition Corp. with and
                                          into the Company (the "Merger")
                                          pursuant to which (i) each share of
                                          Common Stock outstanding at the
                                          effective time (the "Effective Time")
                                          of the Merger (other than shares with
                                          respect to which dissenters' rights
                                          are perfected) will be converted into
                                          the right to receive .2779 share of
                                          common stock, $1.00 par value, of
                                          Thermo ("Thermo Common Stock"), (ii)
                                          each share of Series A Preferred Stock
                                          outstanding at the Effective Time will
                                          be converted, at the option of the
                                          holder, into either the right to
                                          receive $1.74 in cash (representing
                                          the liquidation preference with
                                          respect to such share as of the
                                          consummation of the Merger) or .0399
                                          share of Thermo Common Stock (which is
                                          intended to represent a value
                                          approximately equivalent to the
                                          liquidation preference), and (iii)
                                          each share of Series B Preferred Stock
                                          outstanding at the Effective Time
                                          which is not converted into shares of
                                          Common Stock prior to the Merger, will
                                          be converted into the right to receive
                                          $12.51 in cash (representing the
                                          liquidation preference with respect to
                                          such share as of the consummation of
                                          the Merger), and the Company will
                                          become a wholly owned subsidiary of
                                          Thermo.



            COMMON, SERIES A PREFERRED AND SERIES B PREFERRED STOCK


                                   (continued, and to be signed on reverse side)
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                          (continued from other side)

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof. The Company is not aware of any other business that will come before the Special Meeting.

    UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN MATTERS DESCRIBED IN PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                        The undersigned agree
                                                        that said proxies may
                                                        vote in accordance with
                                                        their discretion with
                                                        respect to any other
                                                        matters which may
                                                        properly come before the
                                                        meeting. The undersigned
                                                        instructs such proxies
                                                        to vote as directed on
                                                        the reverse side.
                                                        COMMON
                                                        SERIES A
                                                        PREFERRED
                                                        SERIES B
                                                        PREFERRED

                                                      Dated:  , ___

                                                      --------------------------
                                                             (Signature)

                                                      --------------------------
                                                             (Signature)

                       / / I PLAN TO ATTEND THE MEETING.
                                                             This Proxy should
                                                             be dated, signed by
                                                             the shareholder
                                                             exactly as printed
                                                             at the left and
                                                             returned promptly
                                                             in the enclosed
                                                             envelope. Persons
                                                             signing in a
                                                             fiduciary capacity
                                                             should so indicate.